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                                                                  EXHIBIT (d)(3)


                                 FIRST AMENDMENT
                            TO ACQUISITION AGREEMENT

     This FIRST AMENDMENT TO ACQUISITION AGREEMENT (this "Amendment") is dated as of January 6, 2003 and is made by and among SBI AND COMPANY, a Utah corporation ("Parent"), SBI PURCHASE CORP., a Delaware corporation and a wholly-owned subsidiary of SBI ("Purchaser") and RAZORFISH, INC., a Delaware corporation ("Razorfish"). Capitalized terms used herein and not otherwise defined shall be given the meaning ascribed to such terms in the Acquisition Agreement and Agreement and Plan of Merger, dated as of November 21, 2002, by and among Parent, Purchaser and Razorfish (the "Acquisition Agreement").

     WHEREAS, Parent, Purchaser and Razorfish desire to amend the Acquisition Agreement to permit Parent and Purchaser to further extend the offering period to the extent that the Minimum Condition is not met, so long as such extensions in the aggregate do not exceed 20 business days all in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the legal sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

     1. AMENDMENT OF THE ACQUISITION AGREEMENT. Section 1.1.2 of the Acquisition Agreement is hereby deleted in its entirety and replaced with the following:

     SECTION 1.1.2 WAIVER; EXTENSION OF OFFER. The Purchaser expressly reserves the right, subject to compliance with the Exchange Act, to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer, provided that (i) the Minimum Condition may not be waived or changed without the prior written consent of Razorfish and (ii) no change may be made that changes the form of consideration to be paid, decreases the Offer Price, decreases the number of Razorfish Shares sought in the Offer, adds additional conditions to the Offer, modifies any of the conditions to the Offer in a manner adverse to holders of Razorfish Shares, makes any other change in the terms of the Offer that is in any manner adverse to the holders of Razorfish Shares or (except as provided in the next sentence and in Section 1.1.3) extends the Offer beyond the date that is twenty (20) business days after commencement of the Offer (the "Initial Expiration Date"), without the prior written consent of Razorfish. Notwithstanding the foregoing, the Purchaser may, without the consent of Razorfish, and will, at Razorfish's request (x) from time to time, extend the Offer beyond the then current expiration date if at such date, or if applicable any extension thereof, any of the conditions to the Offer set forth in clauses (i) through (v) of Annex I will not be satisfied or waived, until such time as such conditions are satisfied or waived; provided that if any of the conditions to the Offer set forth in clause
     (ii) of Annex I will not be satisfied or waived, the Purchaser may, but will not be required to, extend the expiration date of the Offer beyond the then current expiration date; provided further, that if all conditions other than the Minimum Condition are satisfied or waived, the Purchaser may on one or more occasions for an aggregate period not to exceed twenty (20) business days, extend the Offer beyond the Initial Expiration Date, and (y) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission or the staff thereof (the "SEC") applicable to the Offer; provided, however, that the Offer, as it may be extended from time to time, may not be so extended beyond February 28, 2003 (the "Outside Date").

     2. EFFECTIVE DATE OF AMENDMENT. This Amendment shall be effective as of the date first set forth above.

     3. EFFECT OF AMENDMENT. Except as modified by this Amendment, the
Acquisition

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Agreement is ratified and affirmed and shall remain in full force and effect.
This Amendment shall inure to the benefit of, and be binding upon, the parties to this Amendment and their respective successors and assigns. This Amendment shall be governed in all respects, including validity, interpretation and effect, by the internal law, not the law of conflicts, of the State of Delaware. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.

                   [SIGNATURE PAGE FOLLOWS ON NEXT FULL PAGE]

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     IN WITNESS WHEREOF, Parent, Purchaser and Razorfish have caused this
Amendment to be signed as of the date first written above by their respective officers or representatives thereunto duly authorized.

                                     SBI AND COMPANY

                                     By:    /s/ L. Tim Pierce
                                            -----------------
                                     Name:  L. Tim Pierce
                                            -------------
                                     Title: Executive Vice President
                                            ------------------------


                                     SBI PURCHASE CORP.

                                     By:    /s/ L. Tim Pierce
                                            -----------------
                                     Name:  L. Tim Pierce
                                            -------------
                                     Title: Executive Vice President
                                            ------------------------


                                     RAZORFISH, INC.

                                     By:    /s/ John J. Roberts
                                            -------------------
                                     Name:  John J. Roberts
                                            ---------------
                                     Title: Chief Financial Officer
                                            -----------------------